Exhibit 99.1

FOR IMMEDIATE RELEASE		Ref: 05-xx

Contact:	Tabitha Zane
Sr. Director, Investor Relations
919-431-1529

Highwoods Properties Reports First Quarter 2005 Financial Results

Full-Year and Quarterly 2004 and 2003 Restated Financial Results

Also Reported

Raleigh, NC – July 6, 2005 – Highwoods Properties, Inc. (NYSE: HIW), the largest owner and operator of suburban office properties in the Southeast, today reported financial results for the first quarter of 2005, the fourth quarter of 2004 and the full year of 2004. The Company also reported restated financial results for 2003 and the first, second and third quarters of 2004. All financial information presented in this news release is on a restated and consistent basis for all periods.

The Company will file its Form 10-K for the year ended December 31, 2004 and its Form 10-Q for the quarter ended March 31, 2005 as soon as possible. This Form 10-K will include restated financial results for fiscal years 2002 and 2003 and restated quarterly results for 2003 and 2004. The Company expects that Ernst & Young LLP, its independent auditor, will issue an unqualified opinion on the Company’s 2004 and restated 2003 and 2002 consolidated financial statements that will be included in the 2004 Form 10-K.

Ed Fritsch, President and Chief Executive Officer of Highwoods Properties, stated, “We are pleased to have completed our 2004 year-end and first quarter 2005 financial results. It was a detailed and lengthy process but an important one and we remain committed to excellence and reliability in our financial reporting. In line with our previously disclosed expectations, the cumulative impact of the restatement on historical net income and Funds from Operations for this three-year period was $0.06 and $0.08 per diluted share, respectively. These restatement adjustments did not impact cash and relate to transactions or practices that go back a number of years. Going forward, the impact of these non-cash accounting adjustments is expected to reduce annual FFO by $0.02 to $0.03 per share, again in line with our previously disclosed expectations.”

First Quarter 2005 Financial Results

For the three months ended March 31, 2005, the Company reported net income attributable to common stockholders of $12.6 million, or $0.24 per diluted share, compared to a net loss of $2.8 million, or $0.05 per diluted share, for the same quarter last year. Net income in the first quarter of 2005 was impacted by $16.0 million of gains on sales of properties, which included $5.4 million recorded in discontinued operations, offset by $2.6 million of impairment charges on land.

Funds from operations (“FFO”) was $36.2 million, or $0.60 per diluted share, for the quarter ended March 31, 2005 compared with first quarter 2004 FFO of $30.1 million, or $0.50 per diluted share. First quarter 2005 net income and FFO benefited from $2.6 million, or $0.04 per share, in lease termination fee income; this was offset by an impairment charge related to land totaling $2.6 million, or $0.04 per share. Financial results for the first quarter 2005 also include revenue from U.S. Airways for the entire three month period, which contributed $0.01 per diluted share to FFO.

2004 Financial Results

For the full year ended December 31, 2004, the Company reported net income attributable to common stockholders of $9.1 million, or $0.17 per diluted share. This compares to net income of $15.8 million, or $0.30 per diluted share, for the year ended December 31, 2003. FFO was $126.8 million, or $2.11 per diluted share, for the year ended December 31, 2004, compared with $147.1 million, or $2.46 per diluted share, for 2003. FFO was impacted by a number of charges and credits in 2003 and 2004, as noted in the financial tables that follow.

Restatement Results

As previously disclosed by the Company on May 26, 2005, as a result of the preparation of its 2004 financial statements, the related audit by its independent auditors and the previously disclosed review of its lease accounting practices, the Company identified several adjustments impacting 2004 and prior periods that needed to be recorded by restating prior period results. The restatement adjustments related primarily to 1) lease incentives, 2) depreciation and amortization, 3) straight-line rent expense on a ground lease and 4) capitalization of internal costs.

The effects of these adjustments on previously reported periods are shown in the attached financial tables. The cumulative impact of these adjustments for 2002, 2003 and 2004 reduced aggregate net income by $3.1 million, or $0.06 per diluted share. This represented approximately 1.9% of total net income during this three-year period. The total effect on net income for periods prior to 2002 was approximately $4.9 million, or $0.08 per diluted share.

The cumulative impact of these adjustments for 2002, 2003 and 2004 reduced aggregate FFO by $4.8 million, or $0.08 per diluted share. This represented approximately 1.1% of total FFO during this three-year period. The total effect on FFO for periods prior to 2002 was approximately $3.7 million, or $0.06 per diluted share.

These accounting adjustments on a net basis are not expected to have any material continuing effects on net income in future periods. FFO in future periods is expected to be reduced by approximately $0.02 to $0.03 per diluted share per year, primarily from the reclassification of lease incentive amortization.

Strategic Management Plan Update

Mr. Fritsch stated, “We continue to make strong progress towards achieving the goals outlined in our Strategic Management Plan. A key focus this year was the disposition of $100 million to $300 million of non-core assets. As of today, the Company has sold or contracted to sell approximately $329.1 million of assets, including all of our wholly-owned properties in Charlotte. We expect to close our division office in Charlotte after the sale is closed, which should save approximately $500,000 annually in net general and administrative expenses. Occupancy will also be positively impacted by 160 basis points directly as a result of asset sales that recently closed and those expected to close later this year as well as new development that will be put into service by year end.”

“Our progress at Highwoods Preserve in Tampa, Florida has also been extremely gratifying. Over the past 12 months, we have leased or sold 700,000 square feet, or 89% of this campus. This includes our recently announced sale of Buildings II and IV to MetLife for $24.5 million which closed on June 30, 2005. Our initial investment in Highwoods Preserve was approximately $103.7 million and we estimate that, based on sales, current leases and anticipated lease transactions for the remaining 91,000 square feet in Building V, and including the $14.5 million settlement from WorldCom in 2004, the proceeds received plus the implied fair value of the remaining owned assets would approximate $106 million.”

“Strengthening our balance sheet is another key focus and, as disclosed on June 6, 2005, we anticipate using a substantial amount of the $255 million net sales proceeds from the sale of our Charlotte portfolio and Tampa Sabal Park assets to repurchase and/or redeem some of our outstanding high-coupon preferred stock. A portion of these sales proceeds will also be used to pay off a $26.2 million, 8.2% secured loan that is callable on August 15, 2005 and to pay down our revolving credit facility.”

“Our development pipeline is robust, with 721,000 square feet of wholly-owned properties that are 99% leased under construction and are expected to be delivered in late 2005. We anticipate undertaking $45 million to $50 million of additional new, multi-tenant office development in the second half of this year, as we move towards our long-term goal of $200 million to $300 million of new development starts by the end of 2007.”

“I am extremely pleased with our progress to date and applaud all of our employees for their hard work over the past six months. We remain focused and driven and I am confident we will meet or exceed the three-year goals established in our plan.”

Outlook

The Company also refined its guidance for 2005, which was originally published on January 5, 2005. At that time the Company announced that it expected FFO per share to be in the range of $2.25 to $2.35. Today, the Company believes FFO per share for 2005 will be in the range of $2.30 to $2.35. This estimate continues to reflect management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels, operating expenses and asset dispositions and acquisitions and excludes any revenue from US Airways from August 2005 through the remainder of the year. This estimate also excludes any asset gains or impairments associated with actual or potential property dispositions, as well as any one-time, non-recurring charges or credits that may occur during the year.

Non-GAAP Information

We believe that FFO and FFO per share are beneficial to management and investors as important indicators of the performance of an equity REIT. FFO and FFO per share can facilitate comparisons of operating performance between periods and between other REITs because they exclude factors, such as depreciation, amortization and gains and losses from sales of real estate assets, which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates. FFO and FFO per share as disclosed by other REITs may not be comparable to our calculations of FFO and FFO per share. CAD is another useful financial performance measure of an equity REIT. CAD provides an additional basis to evaluate the ability of a REIT to incur and service debt, fund acquisitions and other capital expenditures and pay distributions. CAD does not measure whether cash flow is sufficient to fund all cash needs. FFO, FFO per share and CAD are non-GAAP financial measures and do not represent net income or cash flows from operating, investing or financing activities as defined by GAAP. They should not be considered as alternatives to net income as indicators of our operating performance or to cash flows as measures of liquidity. Furthermore, FFO per share does not depict the amount that accrues directly to the stockholders’ benefit.

FFO is defined by NAREIT as net income or loss, excluding gains or losses from sales of depreciated property, plus operating property depreciation and amortization and adjustments for minority interest and unconsolidated companies on the same basis. As clarified by NAREIT in October 2003, impairment losses on depreciable real estate assets are included in FFO. Our calculation of actual FFO results is consistent with FFO as defined by NAREIT.

Supplemental Information

A copy of the Company’s first quarter 2005 Supplemental Information that includes detailed financial information for is available in the “Investor Relations/Quarterly Earnings” section of the Company’s Web site at www.highwoods.com. Detailed operational information for 2004 and first quarter 2005 was previously provided in the Company’s prior Supplemental Information packages which are available on the Company’s website. This current Supplemental, together with this release, has been furnished to the Securities and Exchange Commission on Form 8-K. You may also obtain a copy of all Supplemental Information published by the Company by contacting Highwoods Investor Relations at 919-875-6717 / 800-256-2963 or by e-mail to HIW-IR@highwoods.com. If you would like to receive future Supplemental Information packages by e-mail, please contact the Investor Relations department as noted above or by written request to: Investor Relations Department, Highwoods Properties, Inc., 3100 Smoketree Court, Suite 600, Raleigh, NC 27604.

Conference Call

Highwoods will conduct a conference call to discuss these financial results at 11 a.m. Eastern time today, July 6, 2005. For US/Canada callers, dial (888) 202-5268 and international callers dial (706) 643-7509. A live listen-only Web cast can be accessed through the Company’s Web site at www.highwoods.com under the “Investor Relations” section.

Telephone and Web cast replays will be available two hours after the completion of the call. The telephone replay will be available for one week beginning at 7:00 p.m. Eastern time. Dial-in numbers for the replay are (800) 642-1687 US/Canada, (706) 645-9291 international. The conference ID is 2216644.

About the Company

Highwoods Properties, Inc., a member of the S&P MidCap 400 Index, is a fully integrated, self-administered real estate investment trust (“REIT”) that provides leasing, management, development, construction and other customer-related services for its properties and for third parties. As of March 31, 2005, the Company owned or had an interest in 504 in-service office, industrial and retail properties encompassing approximately 39.5 million square feet. Highwoods also owns 1,123 acres of development land. Highwoods is based in Raleigh, North Carolina, and its properties and development land are located in Florida, Georgia, Iowa, Kansas, Maryland, Missouri, North Carolina, South Carolina, Tennessee and Virginia. For more information about Highwoods Properties, please visit our Web site at www.highwoods.com.

Certain matters discussed in this press release, such as the effect of tenant bankruptcies on our operations, anticipated continuing compliance with debt agreements, expected leasing and financing activities and financial and operating performance and the cost and timing of expected development projects and asset dispositions, are forward-looking statements within the meaning of the federal securities laws. These statements are distinguished by use of the words “will”, “expect”, “intends” and words of similar meaning. Although Highwoods believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved.

Factors that could cause actual results to differ materially from Highwoods’ current expectations include, among others, the following: the financial condition of our customers could deteriorate; unwaived defaults, if any, under our debt instruments could result in an acceleration of some of our outstanding debt; speculative development by others could result in excessive supply of office properties relative to customer demand; we may not be able to lease or re-lease space quickly or on as favorable terms as old leases; unexpected difficulties in obtaining additional capital to satisfy our future cash needs or unexpected increases in interest rates would increase our debt service costs; and others detailed in the Company’s amended 2003 Annual Report on Form 10-K and subsequent SEC reports.

Financial Tables Follow

Net income for 2004 and 2003 on a quarterly basis is shown in the table below:

	1Q	2Q	3Q	4Q	Year
2004
Net income (loss) allocable to Common shareholders – ($000)	$(2,777)	$(2,319)	$13,398	$827	$9,129
Net income (loss) per diluted share	$(0.05)	$(0.04)	$0.25	$0.02	$0.17

2003
Net income (loss) allocable to Common shareholders – ($000)	$(12,091)	$775	$23,909	$3,227	$15,820
Net income (loss) per diluted share	$(0.23)	$0.01	$0.45	$0.06	$0.30

FFO for 2004 and 2003 on a quarterly basis is shown in the table below:

	1Q	2Q	3Q	4Q	Year
2004
Funds from Operations - ($000)	$30,133	$16,776	$47,791	$32,124	$126,824
Fund from Operations per diluted share	$0.50	$0.28	$0.80	$0.53	$2.11

2003
Funds from Operations – ($000)	$24,391	$37,224	$49,683	$35,849	$147,147
Fund from Operations per diluted share	$0.40	$0.62	$0.83	$0.60	$2.46

Included in FFO for 2004 and 2003 were the following (charges) and credits ($000, except per share amounts):

	1Q	2Q	3Q	4Q	Year
2004
Impairments on depreciable property	$0	$(3,856)	$(500)	$(4,426)	$(8,782)
Retirement package for former CEO	(3,208)	(1,375)	0	0	(4,583)
Debt extinguishment loss (X-POS)	0	(12,457)	0	0	(12,457)
WorldCom Settlement	0	0	14,435	0	14,435
G&A costs related to strategic transaction and restatements	0	(235)	(2,538)	(1,743)	(4,516)

TOTAL	$(3,208)	$(17,923)	$11,397	$(6,169)	$(15,903)

Per diluted share	$(0.05)	$(0.30)	$0.19	$(0.10)	$(0.26)

	1Q	2Q	3Q	4Q	Year
2003
Debt extinguishment loss (MOPPRS)	$(14,653)	$0	$0	$0	$(14,653)
Impairments on depreciable property	(325)	0	0	0	(325)
Gain on extinguishment of financing Obligation (non-Orlando MG/HIW)	0	0	16,301	0	16,301

TOTAL	$(14,978)	$0	$16,301	$0	$1,323

Per diluted share	$(0.25)	$0.00	$0.27	$0.00	$0.02

Highwoods Properties, Inc.

Consolidated Statements of Income

(In thousands, except per share amounts)

	Three Months Ended March 31,		Three Months Ended June 30,		Three Months Ended September 30,		Three Months Ended December 31,		Year Ended December 31,
	2004	2003	2004	2003	2004	2003	2004	2003	2004	2003
Rental and other revenues	$118,577	$125,388	$116,747	$124,646	$113,161	$121,093	$115,593	$124,734	$464,078	$495,861

Operating expenses:
Rental property and other expenses	43,602	42,488	41,789	43,323	41,437	43,144	41,195	45,900	168,023	174,855
Depreciation and amortization	34,844	35,680	33,904	35,096	33,160	33,535	34,543	34,322	136,451	138,633
Impairment of assets held for use	—	—	—	—	—	—	1,270	—	1,270	—
General and administrative	10,743	4,740	7,945	7,028	10,166	6,818	10,841	6,957	39,695	25,543

Total operating expenses	89,189	82,908	83,638	85,447	84,763	83,497	87,849	87,179	345,439	339,031
Interest expense:
Contractual	27,149	30,121	27,304	30,236	25,564	29,883	25,552	29,051	105,569	119,291
Amortization of deferred financing costs	1,144	897	925	903	782	1,690	826	908	3,677	4,398
Financing obligations	4,724	4,907	1,457	4,191	1,409	4,508	2,533	4,205	10,123	17,811

	33,017	35,925	29,686	35,330	27,755	36,081	28,911	34,164	119,369	141,500
Other income/(expense):
Interest and other income	1,757	1,170	1,497	1,884	1,752	1,431	1,702	1,718	6,708	6,203
Settlement of bankruptcy claim	—	—	—	—	14,435	—	—	—	14,435	—
Loss on debt extinguishments	—	(14,653)	(12,457)	—	—	—	—	—	(12,457)	(14,653)
Gain on extinguishment of co-venture obligation	—	—	—	—	—	16,301	—	—	—	16,301

	1,757	(13,483)	(10,960)	1,884	16,187	17,732	1,702	1,718	8,686	7,851

Income/(loss) before disposition of property, co-venture expense, minority interest and equity in earnings of unconsolidated affiliates	(1,872)	(6,928)	(7,537)	5,753	16,830	19,247	535	5,109	7,956	23,181
Gains on disposition of property, net	1,085	804	14,770	1,613	2,215	5,617	3,445	4,353	21,515	12,387
Co-venture expense	—	(2,086)	—	(2,169)	—	(333)	—	—	—	(4,588)
Minority interest in the Operating Partnership	712	1,649	(132)	108	(1,464)	(1,926)	180	(400)	(704)	(569)
Equity in earnings of unconsolidated affiliates	1,212	1,084	1,477	1,307	2,555	1,010	2,033	1,272	7,277	4,673

Income/(loss) from continuing operations	1,137	(5,477)	8,578	6,612	20,136	23,615	6,193	10,334	36,044	35,084
Discontinued operations:
Income from discontinued operations, net of minority interest	363	1,093	273	982	345	576	713	450	1,694	3,101
Gain/(loss) on sale of discontinued operations, net of minority interest	3,436	6	(3,457)	894	630	7,431	1,634	156	2,243	8,487

	3,799	1,099	(3,184)	1,876	975	8,007	2,347	606	3,937	11,588

Net income/(loss)	4,936	(4,378)	5,394	8,488	21,111	31,622	8,540	10,940	39,981	46,672
Dividends on preferred stock	(7,713)	(7,713)	(7,713)	(7,713)	(7,713)	(7,713)	(7,713)	(7,713)	(30,852)	(30,852)

Net income available for/(loss attributable to) common stockholders	$(2,777)	$(12,091)	$(2,319)	$775	$13,398	$23,909	$827	$3,227	$9,129	$15,820

Net income/(loss) per common share - basic:
Income/(loss) from continuing operations	$(0.12)	$(0.25)	$0.02	$(0.02)	$0.23	$0.30	$(0.03)	$0.05	$0.10	$0.08
Income/(loss) from discontinued operations	0.07	0.02	(0.06)	0.03	0.02	0.15	0.05	0.01	0.07	0.22

Net Income/(loss)	$(0.05)	$(0.23)	$(0.04)	$0.01	$0.25	$0.45	$0.02	$0.06	$0.17	$0.30

Weighted average common shares outstanding - basic	53,186	53,150	53,275	52,932	53,400	52,746	53,424	52,976	53,323	52,950

Net Income/(loss) per common share - diluted:
Income/(loss) from continuing operations	$(0.12)	$(0.25)	$0.02	$(0.02)	$0.23	$0.30	$(0.03)	$0.05	$0.10	$0.08
Income/(loss) from discontinued operations	0.07	0.02	(0.06)	0.03	0.02	0.15	0.05	0.01	0.07	0.22

Net income/(loss)	$(0.05)	$(0.23)	$(0.04)	$0.01	$0.25	$0.45	$0.02	$0.06	$0.17	$0.30

Weighted average common shares outstanding - diluted	53,186	53,150	53,275	59,878	59,991	59,710	60,214	59,889	60,024	59,911

Highwoods Properties, Inc.

Funds from Operations

(In thousands, except per share amounts and ratios)

	Three Months Ended March 31,		Three Months Ended June 30,		Three Months Ended September 30,		Three Months Ended December 31,		Year Ended December 31,
	2004	2003	2004	2003	2004	2003	2004	2003	2004	2003
Funds from operations:
Net income/(loss)	$4,936	$(4,378)	$5,394	$8,488	$21,111	$31,622	$8,540	$10,940	$39,981	$46,672
Dividends to preferred shareholders	(7,713)	(7,713)	(7,713)	(7,713)	(7,713)	(7,713)	(7,713)	(7,713)	(30,852)	(30,852)

Net income/(loss) applicable to common shares	(2,777)	(12,091)	(2,319)	775	13,398	23,909	827	3,227	9,129	15,820
Add/(deduct):
Depreciation and amortization of real estate assets	34,166	35,022	33,222	34,421	32,390	32,715	33,874	33,648	133,652	135,806
(Gain)/loss on disposition of depreciable real estate assets	66	(24)	(16,600)	(218)	(1,636)	(4,550)	(394)	(3,956)	(18,564)	(8,748)
Minority interest in income from operations	(712)	(1,649)	132	(108)	1,464	1,926	(180)	400	704	569
Unconsolidated affiliates:
Depreciation and amortization of real estate assets	2,048	1,912	2,070	1,977	2,441	1,889	2,620	1,776	9,179	7,554
Discontinued operations:
Depreciation and amortization of real estate assets	736	1,198	639	1,146	325	1,154	85	857	1,785	4,355
(Gain)/loss on sale, net of minority interest	(3,436)	(119)	(399)	(894)	(630)	(7,431)	(4,790)	(156)	(9,255)	(8,600)
Minority interest in income from discontinued operations	42	142	31	125	39	71	82	53	194	391

Funds from operations	$30,133	$24,391	$16,776	$37,224	$47,791	$49,683	$32,124	$35,849	$126,824	$147,147

Funds from operations per share - diluted:
Net income/(loss) applicable to common shares	$(0.05)	$(0.23)	$(0.04)	$0.01	$0.25	$0.45	$0.02	$0.06	$0.17	$0.30
Add/(deduct):
Depreciation and amortization of real estate assets	0.57	0.58	0.56	0.57	0.54	0.54	0.56	0.56	2.22	2.26
(Gain)/loss on disposition of depreciable real estate assets	—	—	(0.27)	—	(0.02)	(0.08)	(0.01)	(0.06)	(0.31)	(0.15)
Unconsolidated affiliates:
Depreciation and amortization of real estate assets	0.03	0.03	0.03	0.03	0.04	0.03	0.04	0.03	0.15	0.12
Discontinued operations:
Depreciation and amortization of real estate assets	0.01	0.02	0.01	0.02	—	0.02	—	0.01	0.03	0.07
(Gain)/loss on sale, net of minority interest	(0.06)	—	(0.01)	(0.01)	(0.01)	(0.13)	(0.08)	—	(0.15)	(0.14)

Funds from operations	$0.50	$0.40	$0.28	$0.62	$0.80	$0.83	$0.53	$0.60	$2.11	$2.46

Dividend payout data:
Dividends paid per common share	$0.425	$0.585	$0.425	$0.425	$0.425	$0.425	$0.425	$0.425	$1.700	$1.860

Funds from operations	85.0%	146.3%	151.8%	68.5%	53.1%	51.2%	80.2%	70.8%	80.5%	75.6%

Weighted average shares outstanding - diluted	60,092	60,243	59,794	59,878	59,991	59,710	60,214	59,889	60,024	59,911

Impairment adjustments included in funds from operations	$—	$(325)	$(3,856)	$—	$(500)	$—	$(4,426)	$—	$(8,782)	$(325)

Impairment adjustments included in funds from operations per share	$—	$(0.01)	$(0.06)	$—	$(0.01)	$—	$(0.07)	$—	$(0.15)	$(0.01)

Highwoods Properties, Inc.

Consolidated Balance Sheets

(In thousands)

	December 31, 2004	December 31, 2003
Assets:
Real estate assets, at cost:
Land and improvements	$397,840	$430,199
Buildings and tenant improvements	2,932,756	3,111,537
Development in process	25,171	7,485
Land held for development	188,945	197,064
Furniture, fixtures and equipment	22,187	21,818

	3,566,899	3,768,103
Less-accumulated depreciation	(606,111)	(550,136)

Net real estate assets	2,960,788	3,217,967
Property held for sale	32,796	65,724
Cash and cash equivalents	24,482	21,696
Restricted cash	3,875	4,457
Accounts receivable, net	16,748	18,176
Notes receivable	9,672	10,016
Accrued straight-line rents receivable	61,518	59,728
Investment in unconsolidated affiliates	74,432	62,069
Other assets:
Deferred leasing costs	111,121	102,058
Deferred financing costs	16,686	19,286
Prepaid expenses and other	10,618	10,217

	138,425	131,561
Less-accumulated amortization	(62,567)	(53,010)

Other assets, net	75,858	78,551

Total Assets	$3,260,169	$3,538,384

Liabilities and Stockholders’ Equity:
Mortgages and notes payable	$1,572,169	$1,717,765
Accounts payable, accrued expenses and other liabilities	115,003	103,356
Financing obligations	65,309	125,777

Total Liabilities	1,752,481	1,946,898
Minority interest in the Operating Partnership	115,926	126,928

Stockholders’ Equity:
Preferred stock	377,445	377,445
Common stock	538	535
Additional paid-in capital	1,416,855	1,408,779
Distributions in excess of net earnings	(396,151)	(314,082)
Accumulated other comprehensive loss	(2,814)	(3,650)
Deferred compensation	(4,111)	(4,469)

Total Stockholders’ Equity	1,391,762	1,464,558

Total Liabilities and Stockholders’ Equity	$3,260,169	$3,538,384

Highwoods Properties, Inc.

Consolidated Statements of Income

(In thousands, except per share amounts)

	Three Months Ended March 31,
	2005	2004
Rental and other revenues	$116,022	$117,292

Operating expenses:
Rental property and other expenses	41,126	43,404
Depreciation and amortization	35,877	34,563
Impairment of assets held for use	2,614	—
General and administrative	7,423	10,743

Total operating expenses	87,040	88,710
Interest expense:
Contractual	25,585	27,149
Amortization of deferred financing costs	847	1,144
Financing obligations	1,567	4,724

	27,999	33,017
Other income:
Interest and other income	1,684	1,754

	1,684	1,754

Income/(loss) before disposition of property, minority interest and equity in earnings of unconsolidated affiliates	2,667	(2,681)
Gains on disposition of property, net	10,625	1,085
Minority interest in the Operating Partnership	(829)	796
Equity in earnings of unconsolidated affiliates	2,216	1,212

Income from continuing operations	14,679	412
Discontinued operations:
Income from discontinued operations, net of minority interest	843	1,088
Gain on sale of discontinued operations, net of minority interest	4,824	3,436

	5,667	4,524

Net income	20,346	4,936
Dividends on preferred stock	(7,713)	(7,713)

Net income available for/(loss attributable to) common stockholders	$12,633	$(2,777)

Net income/(loss) per common share - basic:
Income/(loss) from continuing operations	$0.13	$(0.14)
Income from discontinued operations	0.11	0.09

Net income/(loss)	$0.24	$(0.05)

Weighted average common shares outstanding - basic	53,640	53,186

Net income/(loss) per common share - diluted:
Income/(loss) from continuing operations	$0.13	$(0.14)
Income from discontinued operations	0.11	0.09

Net income/(loss)	$0.24	$(0.05)

Weighted average common shares outstanding - diluted	60,182	53,186

Highwoods Properties, Inc.

Funds from Operations

(In thousands, except per share amounts and ratios)

	Three Months Ended March 31,
	2005	2004
Funds from operations:
Net income	$20,346	$4,936
Dividends to preferred shareholders	(7,713)	(7,713)

Net income/(loss) applicable to common shares	12,633	(2,777)
Add/(deduct):
Depreciation and amortization of real estate assets	35,209	33,885
(Gain)/loss on disposition of depreciable real estate assets	(10,478)	66
Minority interest in income from operations	829	(796)
Unconsolidated affiliates:
Depreciation and amortization of real estate assets	2,645	2,048
Discontinued operations:
Depreciation and amortization of real estate assets	138	1,017
(Gain)/loss on sale, net of minority interest	(4,824)	(3,436)
Minority interest in income from discontinued operations	94	126

Funds from operations	$36,246	$30,133

Funds from operations per share - diluted:
Net income/(loss) applicable to common shares	$0.24	$(0.05)
Add/(deduct):
Depreciation and amortization of real estate assets	0.58	0.57
(Gain)/loss on disposition of depreciable real estate assets	(0.18)	—
Unconsolidated affiliates:
Depreciation and amortization of real estate assets	0.04	0.03
Discontinued operations:
Depreciation and amortization of real estate assets	—	0.01
(Gain)/loss on sale, net of minority interest	(0.08)	(0.06)

Funds from operations	$0.60	$0.50

Dividend payout data:
Dividends paid per common share	$0.425	$0.425

Funds from operations	70.8%	85.0%

Weighted average shares outstanding - diluted	60,182	60,092

Impairment adjustments included in funds from operations	$(2,614)	$—

Impairment adjustments included in funds from operations per share	$(0.04)	$—

Highwoods Properties, Inc.

Consolidated Balance Sheets

(In thousands)

	March 31, 2005	December 31, 2004
Assets:
Real estate assets, at cost:
Land and improvements	$391,768	$397,840
Buildings and tenant improvements	2,914,253	2,932,756
Development in process	40,581	25,171
Land held for development	179,755	188,945
Furniture, fixtures and equipment	22,509	22,187

	3,548,866	3,566,899
Less-accumulated depreciation	(622,956)	(606,111)

Net real estate assets	2,925,910	2,960,788
Property held for sale	27,283	32,796
Cash and cash equivalents	55,166	24,482
Restricted cash	3,711	3,875
Accounts receivable, net	17,035	16,748
Notes receivable	8,304	9,672
Accrued straight-line rents receivable	62,786	61,518
Investment in unconsolidated affiliates	73,723	74,432
Other assets:
Deferred leasing costs	112,873	111,121
Deferred financing costs	16,257	16,686
Prepaid expenses and other	11,847	10,618

	140,977	138,425
Less-accumulated amortization	(64,454)	(62,567)

Other assets, net	76,523	75,858

Total Assets	$3,250,441	$3,260,169

Liabilities and Stockholders’ Equity:
Mortgages and notes payable	$1,582,010	$1,572,169
Accounts payable, accrued expenses and other liabilities	113,282	115,003
Financing obligations	63,096	65,309

Total Liabilities	1,758,388	1,752,481
Minority interest in the Operating Partnership	109,275	115,926

Stockholders’ Equity:
Preferred stock	377,445	377,445
Common stock	540	538
Additional paid-in capital	1,420,055	1,416,855
Distributions in excess of net earnings	(406,437)	(396,151)
Accumulated other comprehensive loss	(2,675)	(2,814)
Deferred compensation	(6,150)	(4,111)

Total Stockholders’ Equity	1,382,778	1,391,762

Total Liabilities and Stockholders’ Equity	$3,250,441	$3,260,169

Highwoods Properties, Inc.

Summary of Effects of Restatement

Dollars in thousands, except per share amounts

	Years Ended December 31,			Quarter ended 31-Mar-05	Aggregate From 1/1/02 to 3/31/05
	2002	2003	2004
Effects on Net Income — Increases (Decreases):
Depreciation and amortization	$(1,118)	$(1,529)	$(1,305)	$77	$(3,875)
Ground lease straight line rent expense	(251)	(239)	(225)	(54)	$(769)
Internal cost capitalization, net	320	514	416	(28)	$1,222
Other	(66)	(174)	100	1	$(139)
Minority Interest impact	106	156	112	0	$374

TOTAL	$(1,009)	$(1,272)	$(902)	$(4)	$(3,187)

Effect on diluted Net Income per share	$(0.02)	$(0.02)	$(0.02)	$(0.00)	$(0.06)

Net Income, as restated	$80,868	$46,672	$39,981	$20,346	$187,867

Net Income, before adjustments	$81,877	$47,944	$40,883	$20,350	$191,054

					-1.67%

Effects on Funds from Operations — Increases (Decreases):
Accounting for lease incentives	$(643)	$(1,016)	$(1,309)	$(305)	$(3,273)
Ground lease straight line rent expense	(251)	(239)	(225)	(54)	$(769)
Internal cost capitalization	(470)	(267)	(304)	(175)	$(1,216)
Other funds from operations	(66)	(174)	100	1	$(139)

TOTAL	$(1,430)	$(1,696)	$(1,738)	$(533)	$(5,397)

Effect on funds from operations per share	$(0.02)	$(0.03)	$(0.03)	$(0.01)	$(0.09)

Funds from Operations, as restated	$175,636	$147,147	$126,824	$36,246	$485,853

Funds from Operations, before adjustments	$177,066	$148,843	$128,562	$36,779	$491,250

					-1.10%